Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT.

List of direct and indirect subsidiaries as of December 31, 2013

Country of
incorporation	Name legal entity

Australia	Cohda Wireless Pty Ltd. (12.7%)

Austria	NXP Semiconductors Austria GmbH

Austria	Catena DSP GmbH

Belgium	NXP Semiconductors Belgium N.V.

Brazil	NXP Semiconductors Brasil Ltda

Canada	NXP Semiconductors Canada Inc.

China	NXP Semiconductors Guangdong Ltd.

China	NXP Semiconductors (Shanghai) Ltd.

China	Jilin NXP Semiconductors Ltd.

China	Suzhou ASEN Semiconductors Co., Ltd. (40%)*

China	Advanced Semiconductor Manufacturing Corporation Ltd (27.47%)*

Finland	NXP Semiconductors Finland Oy

France	NXP Semiconductors France SAS

Germany	SMST Unterstützungskasse GmbH

Germany	NXP Semiconductors Germany GmbH

Germany	NXP Stresemannallee 101 Dritte Verwaltungs GmbH

Hong Kong	NXP Semiconductors Hong Kong Ltd.

Hong Kong	Electronic Devices Ltd.

Hong Kong	Semiconductors NXP Ltd.

Hungary	NXP Semiconductors Hungary Ltd.

India	NXP Semiconductors India Pvt. Ltd.

Ireland	GloNav Ltd.

Japan	NXP Semiconductors Japan Ltd.

Korea	NXP Semiconductors Korea Ltd.

Malaysia	NXP Semiconductors Malaysia Sdn. Bhd.

Netherlands	NXP B.V.

Netherlands	NXP Semiconductors Netherlands B.V.

Netherlands	NXP Software B.V.

Netherlands	Catena Holding B.V.

Netherlands	Catena Microelectronics B.V.

Netherlands	Catena Radio Design B.V.

Philippines	NXP Semiconductors Philippines, Inc.

Philippines	NXP Semiconductors Cabuyao, Inc.

Philippines	Laguna Ventures, Inc. (39.9%)*

Poland	NXP Semiconductors Poland Sp.z.o.o.

Russia	NXP Semiconductors Russia O.O.O.

Singapore	NXP Semiconductors Singapore Pte. Ltd.

Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*

Sweden	NXP Semiconductors Sweden AB

Sweden	Catena Wireless Electronics AB

Switzerland	NXP Semiconductors Switzerland AG

Taiwan	NXP Semiconductors Taiwan Ltd.

Thailand	NXP Manufacturing (Thailand) Co., Ltd.

Thailand	NXP Semiconductors (Thailand) Co., Ltd.

Turkey	NXP Semiconductors Elektonik Ticaret A.S.

United Kingdom	NXP Semiconductors UK Ltd.

United Kingdom	GloNav UK Ltd.

United Kingdom	NXP Laboratories UK Holding Ltd.

United Kingdom	NXP Laboratories UK Ltd.

United Kingdom	Code Red Technologies Limited

USA	NXP Semiconductors USA, Inc.

USA	NXP Funding LLC

USA	Catena Holding, Inc.

USA	Jennic America Inc.

USA	Code Red Technologies Inc.

*	= joint venture